Exhibit 19.1

                            Ford Motor Credit Company

                       Ford Credit Auto Owner Trust 1999-A

                            Monthly Servicing Report

       Collection Period                                         December, 1999
       Distribution Date                                                1/18/00

                                                                   Dollar Amount

       Total Portfolio                                      $  2,010,021,480.46
       Total Securities                                        2,001,970,000.00
       Class A-1 Notes                                           250,000,000.00
       Class A-2 Notes                                           296,000,000.00
       Class A-3 Notes                                           495,000,000.00
       Class A-4 Notes                                           313,767,000.00
       Class A-5 Notes                                           250,000,000.00
       Class A-6 Notes                                           250,000,000.00
       Class B Notes                                              68,695,000.00
       Class C Certificates                                       39,254,000.00
       Class D Certificates                                       39,254,000.00

       I. COLLECTIONS
       Interest:

       Simple Interest Receivables Interest

            Interest Collections                            $      6,807,334.74
            Repurchased Loan Proceeds Related to Interest             16,790.40

                 Total Simple Interest Receivables Interest        6,824,125.14
       Pre Computed Receivables Interest Collections                 391,851.61

                 Total Interest Collections                        7,215,976.75

       Servicer Advances:

            Simple Interest Servicer Advances               $      2,561,474.14
            Precomputed Servicer Advances - Principal                133,316.74
            Precomputed Servicer Advances - Interest                  31,459.47
                 Total Servicer Advances                           2,726,250.35

       Principal:

       Simple Interest Receivables Principal

            Principal Collections                           $     29,377,657.94
            Prepayments in Full                                   17,229,035.21
            Repurchased Loan Proceeds Related to Principal           843,905.17
            Other Refunds Related to Principal                        12,556.74
                 Total Simple Interest Receivables Principal 47,463,155.06 Pre Computed Receivables Principal

            Principal Collections                           $      2,265,539.47
            Prepayments in Full                                      983,668.33
            Prepayments in Full Due to Administrative Repurchases     25,245.78
            Payahead Draws                                           120,845.25

                 Total Pre Computed Receivables Principal          3,395,298.83
       Liquidation Proceeds                                          746,467.23
       Recoveries from Prior Month Charge-Offs                        13,682.74
                 Total Principal Collections                      51,618,603.86
       Principal Losses for Collection Period                      1,515,581.67

                 Total Regular Principal Reduction                52,507,352.30

       Total Collections                                    $     61,560,830.96

                                                                          Amount
                                                                      Per $1,000

                                                                     of Original

       II. DISTRIBUTIONS                                     Amount   Principal

       Total Collections                           $  61,560,830.96  $    30.75
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution               61,560,830.96       30.75

       Servicing Fee:

       Servicing Fee Due                           $   1,093,288.90  $     0.55
       Servicing Fee Paid                              1,093,288.90        0.55
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:

       Class A-1 Notes Monthly Interest

            Class A-1 Notes Monthly Interest Due   $           0.00  $     0.00
            Class A-1 Notes Monthly Interest Paid              0.00        0.00
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest

            Class A-2 Notes Monthly Interest Due   $           0.00  $     0.00
            Class A-2 Notes Monthly Interest Paid              0.00        0.00
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest

            Class A-3 Notes Monthly Interest Due   $   1,416,684.53  $     2.86
            Class A-3 Notes Monthly Interest Paid      1,416,684.53        2.86
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest

            Class A-4 Notes Monthly Interest Due   $   1,388,418.98  $     4.43
            Class A-4 Notes Monthly Interest Paid      1,388,418.98        4.43
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest

            Class A-5 Notes Monthly Interest Due   $   1,120,833.33  $     4.48
            Class A-5 Notes Monthly Interest Paid      1,120,833.33        4.48
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-6 Notes Monthly Interest

            Class A-6 Notes Monthly Interest Due   $   1,127,083.33  $     4.51
            Class A-6 Notes Monthly Interest Paid      1,127,083.33        4.51
            Class A-6 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-6 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-6 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest

            Class B Notes Monthly Interest Due     $     331,453.37  $     4.82
            Class B Notes Monthly Interest Paid          331,453.37        4.82
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00







       Total Note Monthly Interest

            Total Note Monthly Interest Due        $   5,384,473.54  $     2.80
            Total Note Monthly Interest Paid           5,384,473.54        2.80
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest

            Class C Cert. Monthly Interest Due     $     213,280.07  $     5.43
            Class C Cert. Monthly Interest Paid          213,280.07        5.43
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest

            Class D Cert. Monthly Interest Due     $     261,693.33  $     6.67
            Class D Cert. Monthly Interest Paid          261,693.33        6.67
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest

            Total Note and Cert. Mthly Int. Due    $   5,859,446.94  $     2.93
            Total Note and Cert. Mthly Int. Paid       5,859,446.94        2.93
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $  54,608,095.12

       Principal:
       Principal Distribution Amounts

            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount                0.00        0.00
            Regular Principal Distribution Amount     50,458,031.43       25.20
                 Principal Distribution Amount        50,458,031.43       25.20

       Principal Distribution Amounts Paid

            Class A-1 Notes Monthly Principal Paid $           0.00  $     0.00
            Class A-2 Notes Monthly Principal Paid             0.00        0.00
            Class A-3 Notes Monthly Principal Paid    50,458,031.43      101.94
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class A-6 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid            50,458,031.43       26.23

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid         50,458,031.43       25.20

       Collections Released to Servicer            $   4,150,063.69

       Total Available for Distribution            $  61,560,830.96
       Total Distributions (incl. Servicing Fee)   $  61,560,830.96

       III. POOL BALANCE AND PORTFOLIO INFORMATION

       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  1,202,616,696.50 $ 1,152,158,665.07

            Note Pool Factor                       0.6252355          0.5990026
            Class A-1 Notes Balance                     0.00               0.00
            Class A-1 Notes Pool Factor            0.0000000          0.0000000
            Class A-2 Notes Balance                     0.00               0.00
            Class A-2 Notes Pool Factor            0.0000000          0.0000000
            Class A-3 Notes Balance           320,154,696.50     269,696,665.07
            Class A-3 Notes Pool Factor            0.6467772          0.5448417
            Class A-4 Notes Balance           313,767,000.00     313,767,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           250,000,000.00     250,000,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class A-6 Notes Balance           250,000,000.00     250,000,000.00
            Class A-6 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance              68,695,000.00      68,695,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       39,254,000.00      39,254,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       39,254,000.00      39,254,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    1,281,124,696.50   1,230,666,665.07
       Portfolio Information:

            Wtd Average Coupon (WAC)                    8.94%              8.95%
            Wtd Average Remaining Maturity (WAM)       37.63              36.77
            Remaining Number of Receivables          116,344            114,070
            Portfolio Receivable Balance $  1,311,946,677.76 $ 1,259,439,325.46

       IV. OVERCOLLATERALIZATION INFORMATION

       Specified Overcollateralization Amount               $      2,544,285.85
       Specified Credit Enhancement Amount                        12,594,393.25
       Yield Supplement Overcollateralization Amount              26,228,374.54
       Target Level of Overcollateralization                      28,772,660.39

       V. RECONCILIATION OF RESERVE ACCOUNT

       Beginning Reserve Account Balance                    $     10,050,107.40
       Specified Reserve Account Balance                          10,050,107.40
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00

            Interim Reserve Account Balance                       10,050,107.40
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             10,050,107.40
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:

            Liquidation Proceeds                            $        746,467.23
            Recoveries from Prior Month Charge-Offs                   13,682.74

       Total Losses for Collection Period                          1,624,998.10
       Charge-off Rate for Collection Period (annualized)                  0.79%
       Cumulative Net Losses for all Periods                       5,813,975.34
       Delinquent Receivables:

            31-60 Days Delinquent                           $     13,452,279.04
            61-90 Days Delinquent                                  1,533,460.87
            91-120 Days Delinquent                                   516,116.07
            Over 120 Days Delinquent                                 304,065.88
       Repossesion Inventory                                $      2,066,430.71

       Ratio of Net Losses to the Average Pool Balance:

            Second Preceding Collection Period                           0.6568%
            Preceding Collection Period                                  0.9596%
            Current Collection Period                                    0.8072%






            Three Month Average                                          0.8078%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables

            Second Preceding Collection Period                           0.1261%
            Preceding Collection Period                                  0.1392%
            Current Collection Period                                    0.1420%
            Three Month Average                                          0.1358%